                                                    REGISTRATION  NO. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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                               INPUT/OUTPUT, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                    22-2286646
  (State or other jurisdiction           (I.R.S. Employer Identification Number)
of incorporation or organization)

                              12300 PARC CREST DR.
                              STAFFORD, TEXAS 77477
                                 (281) 933-3339
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

  INPUT/OUTPUT, INC.- CONCEPT SYSTEMS EMPLOYMENT INDUCEMENT STOCK OPTION PROGRAM
                              (Full title of plan)

                              DAVID L. ROLAND, ESQ.
                         VICE PRESIDENT-GENERAL COUNSEL
                             AND CORPORATE SECRETARY
                               INPUT/OUTPUT, INC.
                              12300 PARC CREST DR.
                              STAFFORD, TEXAS 77477
                                 (281) 933-3339
            (Name, address and telephone number of agent for service)

                                 WITH COPIES TO:
                           FULBRIGHT & JAWORSKI L.L.P.
                            1301 MCKINNEY, SUITE 5100
                              HOUSTON, TEXAS 77010
                          ATTENTION: MARC H. FOLLADORI
                                 (713) 651-5151

                                           CALCULATION OF REGISTRATION FEE
======================================================================================================================
                                                      PROPOSED           PROPOSED MAXIMUM
   TITLE OF SECURITIES        AMOUNT TO           MAXIMUM OFFERING      AGGREGATE OFFERING          AMOUNT OF
    TO BE REGISTERED       BE REGISTERED(2)      PRICE PER SHARE(2)          PRICE(2)            REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------
   Common Stock
   $.01 par value(1)       365,000 shares              $8.32                $3,036,800                $384.76
======================================================================================================================

   (1) This Registration Statement also covers the associated rights to purchase Series A Preferred Stock, par value $0.01 per share, issued pursuant to that certain Rights Agreement dated as of January 17, 1997, by and between the registrant and Harris Trust and Savings Bank, as Rights Agent, as amended by the First Amendment to Rights Agreement, dated effective as of April 21, 1999.

   (2) The 365,000 shares registered hereby represent shares issuable pursuant to the Input/Output, Inc.- Concept Systems Employment Inducement Stock Option Program, evidenced by stock option award agreements entered into between the registrant and the individual participants in such program. Pursuant to Rule 416(a), also registered hereunder is an indeterminate number of shares of common stock issuable as a result of certain anti-dilution provisions contained in those agreements. With respect to the shares registered hereby, the offering price per share, the aggregate offering price and the registration fee have been calculated in accordance with paragraphs (c) and (h)(1) of Rule 457 on the basis of the average high and low sale prices for the registrant's common stock on July 27, 2004 as reported on the New York Stock Exchange composite transactions ($8.32 per share).

                             INTRODUCTORY STATEMENT

         On February 23, 2004, Input/Output, Inc., a Delaware corporation ("I/O" or the "Registrant") entered into a Share Acquisition Agreement with certain security holders of Concept Systems Holding Limited, a private limited company under the laws of Scotland ("Concept"), to acquire all of the share capital of Concept.

         As contemplated by the terms of such acquisition agreement, the Registrant granted certain employees of Concept (and its subsidiaries) employment inducement stock option awards as a material inducement to their joining the Registrant, under a program known as the Input/Output, Inc. - Concept Systems Employment Inducement Stock Option Program.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The contents of the following documents, filed by the Registrant with the U.S. Securities and Exchange Commission (the "Commission"), are incorporated into this registration statement (the "Registration Statement") by reference:

         o The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed with the Commission on March 12, 2004 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as amended by Form 10-K/A-1 filed with the Commission on April 23, 2004 and as further amended by Form 10-K/A-2 filed with the Commission on May 10, 2004;

         o The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2004, filed with the Commission on May 10, 2004 pursuant to Section 13(a) of the Exchange Act;

         o The Registrant's Current Reports on Form 8-K filed with the Commission on March 5, May 3 and May 11, 2004 (as amended by Form 8-K/A-1 and Form 8-K/A-2 filed with the Commission on May 28, 2004 and June 15, 2004, respectively), pursuant to Section 13(a) of the Exchange Act;

         o The description of the Registrant's common stock contained in the Registration Statement on Form 8-A filed with the Commission on October 17, 1994, filed under Section 12(b) of the Exchange Act, as amended by the Registrant's Current Report on Form 8-K filed on March 8, 2002; and

         o The Registrant's Registration Statement on Form 8-A12B filed with the Commission on January 27, 1997, as amended by Form 8-A12B/A filed on May 7, 1999.

         All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated into this Registration Statement by reference and to be a part hereof from the date of filing of each such document.

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ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The General Corporation Law of the State of Delaware ("DGCL") permits the Registrant and its stockholders to limit directors' exposure to liability for certain breaches of the directors' fiduciary duty. The Restated Certificate of Incorporation of the Registrant, as amended (the "Charter"), provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

         The Amended and Restated Bylaws of the Registrant (the "Bylaws") provide that the Registrant shall, to the full extent permitted by applicable laws (including the DGCL), indemnify its directors, officers, employees and agents with respect to expenses (including counsel fees), judgments, fines, penalties and other liabilities and amounts incurred by any such person in connection with any threatened, pending or completed action, suit or proceeding to which such person is or was a party, or is or was threatened to be made a party, by reason of the fact that such person is or was serving as a director, officer, employee or agent of the Registrant or any of its direct or indirect wholly owned subsidiaries, or is or was serving at the request of the Registrant or any of its direct or indirect wholly owned subsidiaries as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The Bylaws provide that the indemnification provided pursuant to the Bylaws is not exclusive of any other rights to which those seeking indemnification may be entitled under any provision of law, certificate of incorporation, bylaws, governing documents, agreement, vote of stockholders or disinterested directors of the Registrant or any of its direct or indirect wholly owned subsidiaries, or otherwise.

         The Registrant maintains a standard form of officers' and directors' liability insurance policy which provides coverage to the officers and directors of the Registrant for certain liabilities, including certain liabilities which may arise out of this Registration Statement.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

         4.1 Form of Input/Output, Inc. Employment Inducement Stock Option Agreement, pursuant to which certain employees of Concept Systems Holdings Limited (and its subsidiaries) were granted inducement stock options to purchase shares of the Registrant's common stock, which grants were made under the Input/Output, Inc.- Concept Systems Employment Inducement Stock Option Program.

         5.1      Opinion of Fulbright & Jaworski L.L.P.

         23.1     Consent of PricewaterhouseCoopers LLP.

         23.2     Consent of Deloitte & Touche LLP.

         23.3 Consent of Fulbright & Jaworski L.L.P. (included in the opinion of Fulbright & Jaworski L.L.P. filed as Exhibit 5.1 hereto).

         24.1     Power of Attorney (included on the signature page hereto).

ITEM 9.   UNDERTAKINGS

         A. Undertaking to Update

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. Undertaking With Respect to Documents Incorporated by Reference

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Undertaking With Respect to Indemnification

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stafford, State of Texas, on July 23, 2004.


                                             INPUT/OUTPUT, INC.


                                             By:    /s/ Robert P. Peebler
                                                --------------------------------
                                                        Robert P. Peebler
                                                   President, Chief Executive
                                                      Officer and Director

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Robert P. Peebler and David L. Roland, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act and any and all amendments (including, without limitation, post-effective amendments and any amendment or amendments or additional registration statement filed pursuant to Rule 462 under the Securities Act increasing the amount of securities for which registration is being sought) to this Registration Statement, and to file the same, with all exhibits thereto, and any and all other documents in connection therewith, with the Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with the applicable state securities laws, and to file the same, together with other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                SIGNATURE                                       TITLE                                 DATE
                ---------                                       -----                                 ----
           /s/ Robert P. Peebler               President, Chief Executive Officer and            July 28, 2004
------------------------------------------                    Director
             Robert P. Peebler                      (principal executive officer)

          /s/ J. Michael Kirksey                      Executive Vice President                   July 28, 2004
------------------------------------------           and Chief Financial Officer
            J. Michael Kirksey                      (principal financial officer)

          /s/ Michael L. Morrison               Controller and Director of Accounting            July 28, 2004
------------------------------------------          (principal accounting officer)
            Michael L. Morrison

                SIGNATURE                                       TITLE                                 DATE
                ---------                                       -----                                 ----
         /s/ James M. Lapeyre, Jr.                    Chairman of the Board of                   July 28, 2004
------------------------------------------             Directors and Director
           James M. Lapeyre, Jr.

          /s/ Bruce S. Applebaum                              Director                           July 28, 2004
------------------------------------------
         Bruce S. Appelbaum, Ph.D

       /s/ Theodore H. Elliott, Jr.                           Director                           July 28, 2004
------------------------------------------
         Theodore H. Elliott, Jr.

            /s/ Franklin Myers                                Director                           July 28, 2004
------------------------------------------
              Franklin Myers

                                                              Director
------------------------------------------
               John N. Seitz

                                                              Director
------------------------------------------
               Sam K. Smith

                                INDEX TO EXHIBITS


         4.1 Form of Input/Output, Inc. Employment Inducement Stock Option Agreement, pursuant to which certain employees of Concept Systems Holdings Limited (and its subsidiaries) were granted inducement stock options to purchase shares of the Registrant's common stock, which grants were made under the Input/Output, Inc.- Concept Systems Employment Inducement Stock Option Program.

         5.1      Opinion of Fulbright & Jaworski L.L.P.

         23.1     Consent of PricewaterhouseCoopers LLP.

         23.2     Consent of Deloitte & Touche LLP.

         23.3 Consent of Fulbright & Jaworski L.L.P. (included in the opinion of Fulbright & Jaworski L.L.P. filed as Exhibit 5.1 hereto).

         24.1     Power of Attorney (included on the signature page hereto).